Exhibit No. 99.1

Novelion Therapeutics Appoints Michael Price as
Senior Vice President and Chief Financial Officer

Vancouver, British Columbia, December 4, 2017 - Novelion Therapeutics Inc. (NASDAQ: NVLN), a biopharmaceutical company dedicated to developing new standards of care for individuals living with rare metabolic diseases, today announced the appointment of Michael Price as senior vice president and chief financial officer (CFO), effective December 4, 2017. Gregory Perry has resigned as CFO of Novelion to pursue other opportunities, and will remain with the Company until December 31, 2017 to enable an effective transition.

Chairman of the Board of Directors Jason Aryeh said, “We are very pleased to welcome Michael, a skilled executive with deep financial acumen, and extensive experience in organizations with both research and development and global commercial capabilities. We look forward to his contributions as we focus on maximizing the value and growth potential of our current product portfolio and creating the ability to invest in our growth. With a new leadership team that includes the recent additions of Chief Operating Officer Jeffrey Hackman and Head of Research and Development Murray Stewart, we believe we are well positioned to execute on these goals.

“Also, we would like to recognize Greg’s leadership, and the significant progress we made during his tenure as CFO to stabilize and cleanse many of the issues inherited in 2015. Thanks in large part to those accomplishments, we believe meaningful value creation opportunities are ahead.”

Michael Price was most recently vice president and chief financial officer for Noven Pharmaceuticals, Inc., a NASDAQ-listed company until its acquisition by Hisamitsu Pharmaceutical Company. Noven Pharmaceuticals, Inc. is a specialty pharmaceutical company engaged in the research, development, manufacturing, marketing and sale of prescription pharmaceutical products. In his role at Noven, Mr. Price was directly involved with the development and execution of strategy that scaled the Company’s commercial organization and significantly increased revenues. Prior to Noven, Mr. Price was vice president, chief financial officer, treasurer, secretary and a member of the board of directors for Bentley Pharmaceuticals, a New York Stock Exchange-listed company until Teva Pharmaceutical Industries’ 2008 acquisition. Mr. Price is a certified public accountant. He holds a bachelor of science degree in business administration (accounting) from Auburn University and a master of business administration degree from Florida State University.

About Novelion Therapeutics

Novelion Therapeutics is a biopharmaceutical company dedicated to developing new standards of care for individuals living with rare diseases. Novelion has a diversified commercial portfolio through its indirect subsidiary, Aegerion Pharmaceuticals, Inc., which includes JUXTAPID® and MYALEPT®, and is also developing zuretinol acetate for the potential treatment of inherited retinal disease caused by underlying mutations in RPE65 or LRAT genes. The company seeks to advance its portfolio of rare disease therapies by investing in science and clinical development.

Forward Looking Statements

Certain statements in this press release constitute "forward-looking statements" of Novelion within the meaning of applicable laws and regulations and constitute "forward-looking information" within the meaning of applicable Canadian securities laws. Any statements contained herein which do not describe historical facts, including statements regarding the contributions of Mr. Price and Mr. Perry to our business and Novelion’s goals and pipeline potential and beliefs about our ability to maximize the value of our marketed therapies and Novelion’s potential growth, are forward-looking statements which involve risks and uncertainties that could cause actual results to differ materially from those discussed in such forward-looking statements. Such risks and uncertainties include, among others, those risks identified in Novelion’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including under the heading "Risk Factors" in Novelion's Annual Report on Form 10-K filed on March 30, 2017, Novelion’s Quarterly Report on Form 10-Q filed on November 9, 2017, and subsequent filings, with the SEC, available on the SEC's website at www.sec.gov. Any such risks and uncertainties could materially and adversely affect Novelion’s results of operations, its profitability and its cash flows, which would, in turn, have a significant and adverse impact on Novelion’s stock price. We caution you not to place undue reliance on any forward-looking statements, which speak only as of the date they are made. Except as required by law, we undertake no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise.

Investors and others should note that we communicate with our investors and the public using our company website www.novelion.com, including, but not limited to, company disclosures, investor presentations and FAQs, SEC filings, press releases, public conference calls transcripts and webcast transcripts. The information that we post on these websites could be deemed to be material information. As a result, we encourage investors, the media and others interested to review the information that we post there on a regular basis. The contents of our website shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

CONTACT:

Amanda Murphy, Director, Investor Relations & Corporate Communications
Novelion Therapeutics
857-242-5024
amanda.murphy@novelion.com